BERYL LLC

Exhibit 10.41

INTERNATIONAL COOPERATION AGREEMENT

This INTERNATIONAL COOPERATION AGREEMENT (the “Agreement”) is effective as of 26/02/2026 (the “Effective Date”)

BETWEEN

TEKNE S.p.A., with registered office at C.da San Matteo, 42 – 66030 Poggiofiorito (CH), Italy (hereinafter "TEKNE" or the "MANUFACTURER" or the "Company")

ENGINEERING BUREAU "BERYL" LLC, with registered office at office 1, Nikolsko-Slobidska St., 6V, 02002 Kyiv, Ukraine (hereinafter the "PARTNER" or "BERYL")

AND

NUBURU DEFENSE LLC, a limited liability company incorporated under the laws of the State of Delaware (USA), with registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA (hereinafter "NUBURU DEFENSE")

TEKNE, BERYL and NUBURU DEFENSE are hereinafter jointly referred to as the "Parties", and individually as a "Party".

PREAMBLE

WHEREAS TEKNE is the sole designer, developer, and manufacturer of the high-performance vehicle based on the Graelion platform, known as the TEKNE GRAELION (the "Product");

WHEREAS BERYL possesses expertise in the field of technical consulting, development of technical documentation, mechanical engineering manufacturing, has experience in technical support for high-unit assembly of high-passability vehicles in the international and Ukrainian market, and is capable of researching and organizing licensed assembly of vehicles based on the Graelion platform;

WHEREAS TEKNE considers the PARTNER well suited to provide local assembly of vehicles based on the Graelion platform, technical maintenance and lifecycle services for vehicles based on the Graelion platform, provided that TEKNE retains absolute control over the Product's core technology and design integrity;

BERYL LLC

WHEREAS TEKNE and NUBURU DEFENSE are parties to a strategic network contract (contratto di rete di imprese) aimed at managing strategic projects, including research and development, industrialisation, financing, guarantees and international go-to-market initiatives in the defense and security sector, expressly including NATO countries and potential future NATO members, including Ukraine (the "Network Contract");

WHEREAS pursuant to a share transfer and shareholder convertible loan transaction executed in December 2025, NUBURU DEFENSE holds a minority equity participation equal to 2.9% of the share capital of TEKNE S.p.A., remaining below any applicable control or notification thresholds and without altering TEKNE's governance structure;

WHEREAS NUBURU DEFENSE participates in this Agreement exclusively as a Network Contract Member, acting as capital provider, procurement enabler and compliance/oversight entity, without interfering with TEKNE's sole design authority or intellectual property;

NOW, THEREFORE, the Parties agree as follows:

1. SUBJECT OF THE AGREEMENT

1.1 Scope

1.1 The Parties shall collaborate with the aim of introducing the Manufacturer's Product to the Ukrainian market through localization of production or direct supply of the Product to Ukraine.

1.1.1 Subject to the content of Clause 1.1., TEKNE shall manufacture the GRAELION vehicle and supply it under a temporary import regime into the territory of Ukraine at its own expense;

1.1.2 Subject to Clause 1.1., BERYL shall conduct research to verify the compliance of the GRAELION vehicle with the characteristics stated by the Manufacturer, carry out mission-specific kit integration for the GRAELION vehicle to bring it into conformity with the technical requirements of state customers in Ukraine for similar vehicles, demonstrate it to potential customers, and return the vehicle immediately upon completion of the research, but no later than 8 (eight) months from the date of its receipt. Upon expiration of the said period, BERYL shall return GRAELION vehicle to TEKNE in the same original condition as received, without any alterations, modifications, or disassembly, except for those expressly agreed upon in writing by the Parties.

1.2 Design Superiority

TEKNE shall be the sole and exclusive provider of the Product chassis and core technology.

BERYL LLC

1.3 Exclusivity

During the term of this Agreement, the PARTNER is strictly prohibited from representing any product that competes, directly or indirectly, with the TEKNE GRAELION for this Project, with the exception of contracts entered into by the PARTNER prior to the Effective Date of this Agreement.

1.4 Non-Binding Framework

This Agreement is a framework document. Technical specifications, volumes, pricing and commercial terms shall be governed by separate, definitive purchase or supply contracts. TEKNE is under no obligation to supply goods unless and until such definitive agreements are executed.

2. DEFINITIONS AND INTELLECTUAL PROPERTY

2.1 TEKNE IP

All intellectual property owned by TEKNE, including the Product, its design, engineering, CAD data belongs to TEKNE. Any improvements or derivatives developed by the PARTNER ("Post IP"), which are separately identifiable and do not infringe upon TEKNE's Intellectual Property, shall belong to the PARTNER.

2.2 Product

"Product" means the vehicle based on the GRAELION platform (TEKNE GRAELION) and any variants thereof.

2.3 Confidentiality

All technical data, drawings and commercial terms disclosed by TEKNE remain TEKNE's exclusive property, and may be used solely for the purposes of this Agreement.

3. ROLES, DESIGN AUTHORITY, OVERSIGHT AND CONTROL

3.1 Design Authority

TEKNE retains absolute design authority. No modification, mission-specific kit or alteration may be implemented without TEKNE's prior written approval.

3.2 Subcontracting

TEKNE reserves the right to approve or veto any subcontractor or sub-tier supplier interacting with the Product.

BERYL LLC

3.3 BERYL Obligations

BERYL shall not negotiate with third parties regarding the Product without TEKNE's prior written consent and shall inform TEKNE of any possible infringements of intellectual property rights related to the Product within the territory of Ukraine.

3.4 Direct Client Contact

TEKNE shall not enter into negotiations with any third party, other than the PARTNER, regarding cooperation within the territory of Ukraine concerning the research of the Product in Ukraine for compliance with the characteristics stated by the Manufacturer, including with respect to the mission-specific kit integration of the Product to bring it into conformity with the technical requirements of state customers in Ukraine for similar vehicles.

If TEKNE is contacted directly by an end-client, TEKNE may respond but shall redirect such inquiries to BERYL for coordination, without this constituting a breach.

The above clauses are not applicable for the following clients:

1.
State Emergency Service of Ukraine (SESU)
2.
Industrial Company Pozhmashina LLC

3.5 Capacity of NUBURU DEFENSE

NUBURU DEFENSE participates solely as Network Contract Member and does not act as manufacturer, distributor or sales agent.

3.6 Capital & Procurement

NUBURU DEFENSE may provide capital, advance payments or procurement support enabling TEKNE to acquire materials and components for the Product, directly or indirectly.

3.7 Oversight & Compliance

NUBURU DEFENSE may perform strategic, operational and compliance oversight, including export-control and sanctions monitoring.

3.8 Ukraine Presence

The Parties acknowledge that the operational and representative presence in Ukraine may be established and maintained by NUBURU DEFENSE, by TEKNE, or jointly by NUBURU DEFENSE and TEKNE, in each case in accordance with the policy, governance principles and allocation of roles provided under the Network Contract. Any such presence shall be limited to oversight, coordination, compliance, technical support and program execution activities and shall

BERYL LLC

not, per se, create a permanent establishment, commercial agency or distribution relationship, unless otherwise expressly agreed in writing.

3.9 Minority Shareholding

The Parties acknowledge that NUBURU DEFENSE holds 2.9% of TEKNE's share capital. Such shareholding does not create control, partnership, joint venture or agency, nor does it affect TEKNE's ownership of the Product or its IP.

4. ECONOMIC FEASIBILITY, PRICING AND FINAL APPROVAL

4.1 Pricing Control

TEKNE and NUBURU DEFENSE shall jointly assess and determine the economic feasibility of any deal, including pricing, margin structure and overall program profitability. Neither Party is obligated to accept pricing terms that do not meet the agreed-upon program profitability thresholds.

4.2 Final Approval

No binding offer or contractual commitment involving the Product shall be submitted to the Client without the joint written approval of TEKNE and NUBURU DEFENSE on the final technical and financial proposal.

BERYL shall determine the price of the final Product on the Ukrainian market based on TEKNE's commercial offer and subsequent price calculations in accordance with the legislation of Ukraine.

5. PROPRIETARY INFORMATION AND NON-CIRCUMVENTION

5.1 Use Limitation

The PARTNER shall use TEKNE proprietary information solely for this Project.

5.2 Non-Circumvention

The PARTNER shall not, during the term of the Agreement and for three (3) years thereafter, engage the Client for similar technology.

5.3 The PARTNER is strictly prohibited from copying, replicating, or attempting to reconstruct the Product, its chassis, core technology, software, or any individual component, whether in whole or in part. This prohibition includes any attempt to create a "look-alike" or "functional equivalent" of the TEKNE GRAELION using third-party components or internal engineering.

BERYL LLC

Superstructure & Armouring: BERYL has the right to design, study, and manufacture the superstructure and/or armouring locally in Ukraine.

Local Spare Parts: The production of spare parts in Ukraine is permitted, provided that TEKNE gives prior authorization. This will be regulated by additional licensing agreements and royalty payments.

Branding: Total rebranding is not allowed. The vehicle must remain "TEKNE GRAELION," but the Partner has the right to add the designation "by BERYL" to the vehicle.

5.4 Conditional Exclusivity

The PARTNER's exclusive right to participate in projects for the Ministry of Defense of Ukraine and other state customers using the TEKNE GRAELION Product is granted for a term of 2 (two) years.

6. BUSINESS OBJECTIVES AND KPIs

6.1 Strategic Objective

This cooperation supports Network Contract projects in Ukraine, including industrialization, localization and go-to-market of the Product.

6.2 Planning Horizon

•
Phase 1 (0–12 months): ramp-up
•
Phase 2 (13–36 months): scale-up
•
Phase 3 (37–60 months): stabilisation

6.3 Indicative KPIs (Non-Binding)

Phase	Revenue (EUR)	Units
Phase 1	5–10m	5–10
Phase 2	30–50m	25–40
Phase 3	80–120m	80–120

Planning Horizon and KPIs are planning benchmarks only and do not create obligations or override veto rights.

BERYL LLC

7. EXPORT CONTROL, ITAR AND SANCTIONS

BERYL shall comply with all applicable import/export laws. TEKNE controls all technical data disclosures. No controlled or sensitive data shall be shared without TEKNE's authorization. Nothing in this Agreement obliges TEKNE or NUBURU DEFENSE to breach ITAR, EAR, EU export-control or sanctions regulations.

8. LIMITATION OF LIABILITY, INDEMNIFICATION AND PENALTIES

8.1 General Liability

Each Party shall be liable for non-fulfilment or improper fulfilment of its obligations under this Agreement in accordance with the applicable law of each Party.

8.2 Preservation of Obligations

Payment of damages or penalties shall not release the breaching Party from performance unless lawfully terminated.

8.3 Indemnification

Each Party shall indemnify the other Parties against losses arising from breach, wilful misconduct, gross negligence or regulatory violations attributable to that Party.

8.4 No Joint and Several Liability

Nothing herein creates joint or several liabilities between TEKNE, NUBURU DEFENSE and BERYL.

8.5 Survival

This Article shall survive termination for three (3) years.

9. TERM AND TERMINATION

9.1 Term

This Agreement is valid for twenty-four (24) months from the Effective Date.

9.2 Termination for Performance Failure

BERYL LLC

The Parties may terminate this Agreement early in case of material breach of its terms by any Party, including in the event of a material change of circumstances.

9.3 Immediate Termination

TEKNE may terminate immediately in case of IP breach, confidentiality breach, change of control of the PARTNER, or unacceptable risk to the Product. BERYL may terminate immediately in case of breach of confidentiality, breach of the provisions of Clause 3.4 of this Agreement, or unacceptable risk to BERYL's reputation arising from the improper quality of the Product.

9.4 Compliance Termination

NUBURU DEFENSE may terminate its participation immediately if required to avoid violations of export-control or sanctions laws.

9.5 Effect of Termination

Termination shall not affect accrued rights, confidentiality, IP ownership or non-circumvention.

9.6 Survival

Non-circumvention obligations survive for one (1) year following termination.

10. ARBITRATION AND GOVERNING LAW

Any dispute arising out of or in connection with the present contract, including any question regarding its existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The seat of arbitration shall be Paris, France. The language of the arbitration shall be English.

11. FINAL PROVISIONS

11.1 Anti-Corruption

All Parties shall comply with applicable anti-corruption laws in Italy, Ukraine and internationally.

11.2 Entire Agreement

This Agreement constitutes the entire agreement between the Parties on its subject matter and may be amended only in writing signed by all Parties.

BERYL LLC

12. COMMUNICATIONS AND PUBLIC DISCLOSURE

12.1 Corporate Structure Acknowledgement

The Parties acknowledge that NUBURU DEFENSE LLC is a wholly owned subsidiary of Nuburu Inc., a publicly traded company subject to mandatory disclosure obligations.

12.2 Principle of Coordination

No Party shall issue external communications regarding this Agreement or related documentation without prior written consent of the other Parties.

12.3 Mandatory Disclosures

Mandatory disclosures may be made to the extent required by law, with prior notice where legally permissible.

12.4 Marketing and Voluntary Communications

Any voluntary communication shall be jointly agreed and coordinated.

12.5 No Implied Endorsement

No Party may use another Party's name or logo without prior consent.

12.6 Survival

This Article shall survive termination.

SIGNATURES

For TEKNE S.p.A.

Signature: _______________________

Date: 26/02/2026

For NUBURU DEFENSE LLC

Signature: /s/ Dario Barisoni

Date: 03.03.2026

For ENGINEERING BUREAU "BERYL" LLC

Signature: _______________________

BERYL LLC

Date: 26.02.2026